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                                                                  EXHIBIT (1)(e)



                                                              September 13, 1995



Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

CS First Boston Corporation
55 East 52nd Street
New York, New York 10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Gentlemen:

        Reference is hereby made to the Distribution Agreement, dated April 11, 1994, as amended as of May 1, 1995 (the "Distribution Agreement"), between MBNA Corporation, a Maryland corporation ("MBNA"), and you. The parties to the Distribution Agreement hereby acknowledge that a Registration Statement of MBNA on Form S-3 (No. 33-95600) relating to $750,000,000 aggregate principal amount of debt securities, preferred stock and depositary shares representing preferred stock (the "First Registration Statement"), which first Registration Statement also constitutes Post-Effective Amendment No. 1 to MBNA's
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Registration Statement on Form S-3 (No. 33-76278) (the "Second Registration
Statement"; the "First Registration Statement" and the "Second Registration Statement" are herein collectively referred as the "Registration Statement"), was declared effective by the Securities and Exchange Commission on September 5, 1995. The parties to the Distribution Agreement hereby further acknowledge that the Treasury Committee of the Board of Directors of MBNA, in connection with the Registration Statement, adopted on September 12, 1995 a resolution (the "Resolution") that authorized the issuance of up to $300,000,000 in aggregate principal amount of Senior Medium-Term Notes, Series B and Subordinated Medium-Term Notes, Series B under the Registration Statement (or the U.S. dollar equivalent in certain specified foreign currencies or currency units) which may be issued from time to time pursuant to the Distribution Agreement. A copy of the Resolution is enclosed.

        In order to implement the Resolution, the parties hereby agree that the Distribution Agreement be amended so that all references contained therein to Senior Medium-Term Notes be deemed to also be references to Senior Medium-Term Notes, Series B and all references contained therein to Subordinated Medium-Term Notes be deemed to also be references to Subordinated Medium-Term Notes, Series B. In addition, all references in the Distribution Agreement to $500,000,000 shall be changed to "$300,000,000".





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        Please confirm your agreement to this amendment by signing and returning the enclosed copy of this letter.


                                    MBNA CORPORATION

                                    By:  /s/ Vernon H.C. Wright
                                        -------------------------------
                                           Name: Vernon H.C. Wright
                                           Title: Executive Vice President

Agreed to and accepted this
13th day of September, 1995.

LEHMAN BROTHERS INC.

By:  /s/ Robert H. Swindell
    ---------------------------


BEAR, STEARNS & CO. INC.

By:  /s/ Timothy A. O'Neill
    ---------------------------


CS FIRST BOSTON CORPORATION

By:  /s/ Martha D. Bailey
    ---------------------------


GOLDMAN, SACHS, & CO.

By:  /s/ Goldman, Sachs & Co.
    ---------------------------


MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:  /s/ Scott Gavin
    ---------------------------


J.P. MORGAN SECURITIES INC.

By:  /s/ Thomas Hagerstrom
    ---------------------------





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